UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2021

Galata Acquisition Corp.
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation)	001-40588 (Commission File Number)	N/A (I.R.S. Employer Identification No.)

2001 S Street NW, Suite 320 Washington, DC (Address of principal executive offices)	20009 (Zip Code)

(202) 866-0901
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one class A ordinary share and one-half of one Warrant	GLTA.U	NYSE American

Class A ordinary shares, par value $0.0001 per share	GLTA	NYSE American

Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	GLTA WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continue Listing Rule or Standard; Transfer of Listing.

On December 1, 2021, Galata Acquisition Corp. (the “Company”) received a written notice (the “Notice”) from the staff of NYSE Regulation of the New York Stock Exchange (“NYSE”) indicating that the Company is not currently in compliance with Section 1003(b)(i)(B) of the NYSE American LLC (“NYSE American”) Company Guide (the “Company Guide”), which requires the Company to maintain a minimum of 300 public shareholders on a continuous basis.

In accordance with Section 1009 of the Company Guide, the Company has been provided with a period of 30 days to respond with a plan advising of actions it has taken or will take to regain compliance with the minimum public shareholders requirement by June 1, 2023. The Company anticipates that it will satisfy this listing requirement within such time period once it consummates an initial business combination.

The Company intends to submit a plan to return to compliance with the minimum public shareholders requirement within the required timeframe. The staff of NYSE Regulation will review the business plan. If NYSE Regulation accepts the plan, the Company’s securities will remain listed on the NYSE American and will be subject to periodic reviews including quarterly monitoring for compliance with such plan. If NYSE Regulation does not accept the plan, the Company will be subject to suspension and delisting procedures.

The Company’s ordinary shares, warrants and units, which trade under the symbols “GLTA.U,” “GLTA” and “GLTA WS,” respectively, will continue to be listed and traded on the NYSE American during the cure period, subject to the Company’s compliance with the NYSE American’s other applicable continued listing standards, and will bear the indicator “.BC” on the consolidated tape to indicate noncompliance with the NYSE American’s continued listing standards

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. These statements are based on current expectations on the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly, including the Company’s ability to submit a plan to regain compliance satisfactory to NYSE Regulation; the Company’s ability to evidence that it has at least 300 public shareholders; and other risks and uncertainties set forth in the Company’s reports filed with the Securities and Exchange Commission (the “SEC”). Copies of these reports can be accessed through the SEC's website at www.sec.gov. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Item 7.01.	Regulation FD Disclosure.

On December 6, 2021, the Company issued a press release announcing receipt of the Notice. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

99.1	Press Release, dated December 6, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALATA ACQUISITION CORP.

By:	/s/ Michael Tanzer
Name: Michael Tanzer
Title: Chief Financial Officer

Date: December 6, 2021